                                                                      EXHIBIT 16

                           CAPSTONE NEW ZEALAND FUND
           SCHEDULE OF COMPUTATION FOR AVERAGE ANNUAL TOTAL RETURN

        n
P(1 + T) = ERV

           P = a hypothetical initial payment of $1,000,

           T = the average annual total return,

           n = the number of years,

         ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.


                              ********************


The Fund's average annualized total return for the one year period ending October 31, 1997 is (10.46)%.
                                              1
                           $1,000 (1 + -.1046) = ERV

                                     $895.44 = ERV

An initial payment of $1,000 invested on 11/01/96 will result in 78.555 shares. An income distribution of $0.174 per share resulted in 1.040 additional shares, rendering a total of 79.595 shares. On 10/31/97 the net asset value of the Fund was $11.25 per share, thereby creating a total market value of $895.44 and yielding a return of (10.46)%.


                              ********************


The Fund's average annualized total return for the five year period ending October 31, 1997 is 5.87%.
                                             5
                           $1,000 (1 + .3298) = ERV

                                     $1,329.84 = ERV

An initial payment of $1,000 invested on 11/01/92 will result in 102.564 shares. Income distributions of $0.728 per share and capital gain distribution of $0.818 per share resulted in 15.644 additional shares, rendering a total of
118.208 shares. On 10/31/97 the net asset value of the Fund was $11.25 per share, thereby creating a total market value of $1,329.84 and yielding a return of 5.87%.


                              ********************

The Fund's average annualized total return for the period from November 25, 1991 (inception) to ending October 31, 1997 .is 4.47%.

                                           5.94
                          $1,000(1 + .2965)    = ERV

                                    $1,296.57 = ERV

An initial payment of $1,000 invested on 11/25/91 will result in 100.000 shares. Income distributions of $0.728 per share and capital gain distributions of $0.818 per share resulted in 15.251 additional shares, rendering a total of 115.251 shares. On 10/31/97 the net asset value of the Fund was $11.25 per share, thereby creating a total market value of $1,296.57 and yielding a return of 4.47%.

                           CAPSTONE NEW ZEALAND FUND
                    SCHEDULE OF COMPUTATION FOR TOTAL RETURN


P(1+T) = ERV

     P = a hypothetical initial payment of $1,000,

     T = the total return,

   ERV = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.


                              ********************


The Fund's total return for the one year period ending October 31, 1997 is (10.46)%.

                            $1,000(1 + -.1046) = ERV

                                     $895.44 = ERV

An initial payment of $1,000 invested on 11/01/96 will result in 78.555 shares. An income distribution of $0.174 per share resulted in 1.040 additional shares, rendering a total of 79.595 shares. On 10/31/97 the net asset value of the Fund was $11.25 per share, thereby creating a total market value of $895.44 and yielding a return of (10.46)%.


                              ********************


The Fund's total return for the five year period ending October 31, 1997 is 32.98%.

                           $1,000 (1 + .3298)  = ERV

                                     $1,329.84 = ERV

An initial payment of $1,000 invested on 11/01/92 will result in 102.564 shares. Income distributions of $0.728 per share and capital gain distribution of $0.818 per share resulted in 15.644 additional shares, rendering a total of
118.208 shares. On 10/31/97 the net asset value of the Fund was $11.25 per share, thereby creating a total market value of $1,329.84 and yielding a return of 32.98%.


                              ********************

The Fund's total return for the period from November 25, 1991 (inception) to October 31, 1997 is 29.66%.

                            $1,000(1 + .2966) = ERV

                                     $1,296.57 = ERV


An initial payment of $1,000 invested on 11/25/91 will result in 100.000 shares. Income distributions of $0.728 per share and capital gain distributions of $0.818 per share resulted in 15.251 additional shares, rendering a total of 115.251 shares. On 10/31/97 the net asset value of the Fund was $11.25 per share, thereby creating a total market value of $1,296.57 and yielding a return of 29.66%.